Exhibit 10.1

WAIVER

This waiver (“Waiver”) with respect to the senior secured promissory note, dated June 5, 2024 (the “Note”), is entered into as of July 28, 2025 (the “Execution Date”), by and between Avalon GloboCare Corp., a Delaware corporation (the “Company”) and Mast Hill Fund, L.P., a Delaware limited partnership (“Holder”). The Company and the Holder entered into the Note pursuant to a securities purchase agreement dated June 5, 2024 (the “Agreement”). Each of the Company and Holder is a “Party” to this Waiver and the Company and the Holder, collectively, the “Parties” hereto. The Parties hereto hereby agree as follows:

1.	The Maturity Date (as defined in the Note) of the Note shall be extended to August 31, 2025, effective as of June 5, 2025.

2.	Except as set forth above, all of the terms, conditions and provisions of the Note and Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Note.

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the Execution Date.

COMPANY:

AVALON GLOBOCARE CORP.

By:	/s/ Luisa Ingargiola
	Name:	LUISA INGARGIOLA
	Title:	CHIEF FINANCIAL OFFICER

HOLDER:

MAST HILL FUND, L.P.

By:	/s/ Patrick Hassani
	Name:	PATRICK HASSANI
	Title:	CHIEF INVESTMENT OFFICER